Exhibit 23-2

INDEPENDENT AUDITORS’ CONSENT

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated September 25, 2023, relating to the financial statements of The Procter & Gamble 1-4-1 Plan, appearing in the Annual Report on Form 11-K of The Procter & Gamble 1-4-1 Plan for the year ended June 30, 2023.

/s/ Deloitte LLP
Manchester, United Kingdom
April 12, 2024